                                                                 EXHIBIT (a)(3)
                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock
          (Including the Associated Preferred Share Purchase Rights)

                                      of

                          QUEST EDUCATION CORPORATION

                                      to

                           ODYSSEY ACQUISITION CORP.
                         a wholly owned subsidiary of
                                 KAPLAN, INC.
                   (Not to be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $0.01 per share, including the associated preferred share purchase rights ("Shares"), of Quest Education Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York, a division of EquiServe, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail, or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    First Chicago Trust Company of New York
                            a division of EquiServe

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                               (781) 575-4826 or
                                (781) 575-4827

                             Confirm by Telephone:
                                (781) 575-4816

     By Overnight Courier                 By Mail                        By Hand

     First Chicago Trust            First Chicago Trust            First Chicago Trust
     Company of New York            Company of New York            Company of New York
      Corporate Actions              Corporate Actions           c/o Securities Transfer
     40 Campanelli Drive                 Suite 4660              Reporting Services, Inc.
       Boston, MA 02184               P.O. Box 842010          Attention: Corporate Actions
                                   Boston, MA 02284-2010      100 Williams Street, Galleria
                                                                    New York, NY 10038

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tender(s) to Odyssey Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Kaplan, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 28, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.


 Certificate Nos. (if available) ___________________________________________

 Number of Shares Tendered _________________________________________________

 Name(s) of Record Holders _________________________________________________
                                    (Please Type or Print)

 ___________________________________________________________________________

 ___________________________________________________________________________

 Check this box if Shares will be delivered by book-entry transfer: [_]

 Address(es): ______________________________________________________________

 ___________________________________________________________________________

 ___________________________________________________________________________
                                                                    Zip Code

 Daytime Area Code and Telephone No. (  ) __________________________________

 ___________________________________________________________________________
                           Signature(s) of Holder(s)

 Account No. _______________________________________________________________

 Dated: _____________________________________________________________ , 2000

                     THE GUARANTEE BELOW MUST BE COMPLETED


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares or an Agent's Message to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm ______________________________________________________________


 ---------------------------------------------------------------------------
                            Authorized Signature
 Title: ____________________________________________________________________

 Address ___________________________________________________________________
                                                                    Zip Code
 Telephone No. (including Area Code) _______________________________________

 Name of Firm: _____________________________________________________________
                            Please Type or Print
 Dated: ___________ , 2000

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                       3